Exhibit 5.1

November 1, 2022

VIA ELECTRONIC MAIL

OPAL Fuels Inc.

One North Lexington Avenue, Suite 1450

White Plains, NY 10601

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to OPAL Fuels Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1  (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 10, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Registration Statement. The Registration Statement relates to (i) the issuance by the Company of up to (a) 9,223,261 shares (the “Private Warrant Shares”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), upon the exercise of its outstanding private warrants (the “Private Warrants”); and (b) 6,223,233 shares (the “Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”) of Class A Common Stock upon the exercise of its outstanding public warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) and (ii) the resale or distribution from time to time by the selling securityholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of up to (a) 10,838,609 shares of Class A Common Stock (the “Business Combination Agreement Shares”) issued under the Business Combination Agreement, dated as of December 2, 2021, by and among ArcLight Clean Transition Corp. II (“ArcLight”), Opal Fuels LLC (“Opco”) and Opal HoldCo LLC to ARCC Beacon LLC, ArcLight CTC Holdings II, L.P. and certain former directors of ArcLight  (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”); (b) 144,399,037 shares of Class A Common Stock (the “Exchange Shares”) issuable upon the exchange by Opal Holdco and Hillman RNG Investments, LLC of common units of Opco and the cancellation of an equal number of shares of Class D common stock of the Company; and (c) 11,080,600 shares of Class A Common Stock (the “PIPE Shares” and together with the Business Combination Agreement Shares and the Exchange Shares, the “Shares”) issued to the PIPE Investors pursuant to subscription agreements dated as of December 2, 2021 (the “Subscription Agreements”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a. the Registration Statement, including the prospectus contained therein and all exhibits thereto;

b. the Business Combination Agreement;

c. the Second Amended and Restated limited liability company agreement of Opco dated as of July 21, 2022;

d. the Subscription Agreements;

e. the Warrants;

f. the Certificate of Incorporation of the Company as presently in effect (the “Charter”);

g. the Bylaws of the Company as presently in effect (the “Bylaws”);

h. a certificate of and officer of the Company dated the date hereof (the “Officer’s Certificate”); and

i. certain resolutions adopted by the Board of Directors of the Company relating to the Business Combination and the issuance of the Class A Common Stock being registered pursuant to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Warrant Share, the Charter, the Bylaws, the Officer’s Certificate and the Warrants, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:

1.  the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and are validly issued, fully paid and non-assessable.

2.  the Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrants Shares will be validly issued, fully paid and nonassessable.

The opinion which we render herein is limited to those matters governed by the DGCL as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Warrant Shares, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, the Warrant Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP